March 23, 2001

VIA FACSIMILE AND REGISTERED MAIL

Robert L. Chender
Cripple Creek Securities, LLC
195 Maplewood Avenue
Maplewood, New Jersey 07040

RE:    Termination of Equity Line of Credit

Dear Mr. Chender:

This letter agreement is furnished to you in connection with the Structured Equity Line Flexible Financing Agreement dated June 30, 1999, as amended on September 29, 1999, March 27, 2000, May 9, 2000 and October 27, 2000 (as amended, the “Agreement”), between Cripple Creek Securities, LLC (the “Investor”) and Cygnus, Inc. (the “Company”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

By execution of this letter agreement, the Investor and the Company hereby agree that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the respective parties hereto waive any notice requirements under the Agreement and agree that the Agreement shall be terminated effective upon the date hereof; provided, however, that any provisions of the Agreement with respect to the rights and obligations of the parties following termination of the Agreement shall survive such termination.  Except as otherwise expressly provided herein, as of the date hereof, each of the respective parties hereto hereby releases the other party hereto from all obligations arising out of the Agreement, and none of the parties shall have any further rights arising out of the Agreement.  The parties hereto agree that there are no further obligations due and owing under the Agreement with the exception that the warrants issued for calendar year 1999 or to be issued for calendar years 2000 and 2001 in connection with the Agreement shall remain outstanding and unaffected by this letter agreement .  The parties also agree that the June 30, 1999 Registration Rights Agreement is unaffected by this letter agreement.

This letter agreement supersedes any prior discussions, offers or agreements, whether written or oral, concerning the subject matter of this letter.

Please acknowledge your receipt of this letter and your agreement with the matters herein contained by signing below.  Kindly return one fully executed original.  The duplicate original is for your files.

CYGNUS, INC.

By:	/s/ Craig W. Carlson
Craig W. Carlson
Senior Vice President - Finance and Chief Financial Officer

AGREED AND ACCEPTED:

CRIPPLE CREEK SECURITIES, LLC

By:	/s/ Robert L. Chender
Robert L. Chender
Principal

cc:	Arnold & Porter
555 Twelfth Street, NW Washington, D.C. 20004 Attention: L. Stevenson Parker Facsimile: (202) 942-5999